Exhibit 99.1
The St. Joe Company
133 South WaterSound Parkway
WaterSound, Florida 32413
866-417-7133
For Immediate Release
THE ST. JOE COMPANY TO CONSIDER
FINANCIAL AND STRATEGIC ALTERNATIVES
WaterSound, FL — February 8, 2011 — The St. Joe Company (NYSE:JOE) today announced that its Board of Directors has unanimously decided to explore financial and strategic alternatives to enhance shareholder value.
The Board intends to consider the full range of available options including a revised business plan, operating partnerships, joint ventures, strategic alliances, asset sales, strategic acquisitions and a merger or sale of the Company. The Board of Directors has retained Morgan Stanley & Co. Incorporated to assist it in the evaluation of these alternatives. The Company noted that there can be no assurance that the exploration of strategic alternatives will result in any transaction.
Britt Greene, St. Joe’s President and CEO, said, “We have engaged Morgan Stanley to undertake a comprehensive and thorough review of all available alternatives, and our Board and management are committed to taking the appropriate and necessary actions to enhance value for St. Joe shareholders.”
About St. Joe
The St. Joe Company, a publicly held company currently based in WaterSound, is one of Florida’s largest real estate development companies and Northwest Florida’s largest private landowner. St. Joe is primarily engaged in real estate development and sales, with significant interests in timber. More information about the Company can be found on its website at www.joe.com.
Forward-Looking Statements
Statements in this press release that are not historical facts are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our beliefs, plans, goals, expectations and intentions. Forward-looking statements involve risk and uncertainty, and there can be no assurance that the results described in such statements will be realized. Such statements are based on our current expectations and we undertake no obligation to publicly update or reissue any forward-looking statements. Risk factors that may cause the actual results to differ are described in this press release and in various documents we have filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Reports on Form 10-Q.
(c) 2010, The St. Joe Company. “St. Joe”, and the “Taking Flight” design are service marks of The St. Joe Company.
CONTACT:
Investors
The St. Joe Company
David Childers, 904-301-4302
dchilders@joe.com
or
Media
Joele Frank, Wilkinson Brimmer Katcher
Joele Frank / Andrew Siegel, 212-355-4449